UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: April 10, 2009 (Date of earliest event reported)

Milacron Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-08485	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4165 Half Acre Road, Batavia, Ohio		45103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 536-2000

N/A (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Form 8-K

Item 1.01  Entry into a Material Definitive Agreement

The information set forth in Item 8.01 below regarding amendment of the DIP Term Loan Facility is incorporated herein by reference.

Item 8.01  Other Events.

On April 10, 2009, the United States Bankruptcy Court for the Southern District of Ohio (the “Court”), which has jurisdiction over the reorganization proceedings for Milacron Inc. (the “Company”) and its affiliates under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Case”), entered  an order (the “Final Order”) granting final approval of (i) a $80 Million Senior Secured Superpriority Priming Debtor-In-Possession Credit Facility with Avenue Investments L.P. and DDJ Capital Management, LLC (the “DIP Term Loan Facility”), and (ii) a Senior Secured, Super Priority Debtor-In-Possession Credit Agreement with General Electric Capital Corporation (the “DIP Revolving Credit Facility”) (the DIP Term Loan Facility and the DIP Revolving Credit Facility, together, the “DIP Credit Agreements”).  The Court previously granted interim approval of the DIP Credit Agreements on March 11, 2009.

The Final Order, among other things, (i) approves the Company’s borrowings under the DIP Credit Agreements, (ii) extends certain milestone dates set forth in the DIP Credit Agreements , and (iii) modifies the rights to potential  recovery on DIP Term Loan Facility liens in respect to  avoidance actions under the Bankruptcy Code.  The foregoing description of the Final Order is qualified in its entirety by the copy thereof being filed as Exhibit 99.1 hereto and which is incorporated by reference herein.

In connection with the Chapter 11 Case, Milacron Canada Ltd., an indirect subsidiary of the Company and a debtor under the Chapter 11 Case, filed an application on March 10, 2009, in the Ontario Superior Court of Justice (the “Canadian Court”) seeking, among other things, recognition of the Chapter 11 Case, which the Canadian Court approved on March 13, 2009.  On April 14, 2009, the Canadian Court entered a recognition order giving full force and effect to the Final Order.

The DIP Credit Agreements were filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2009.

Item 9.01  Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.

Description

99.1

Final DIP Financing Order, dated April 10, 2009

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Milacron Inc.

Date: April 16, 2009 By:	/s/David E. Lawrence
Name: David E. Lawrence
Title: President & Chief Executive Officer